Exhibit 99.1

May 4, 2004

National Financial Partners Announces First Quarter 2004 Results

Company Surpasses $500 Million in Revenue Over Last Twelve Months

Highlights:

•	Revenue up 39% in the quarter to $135.2 million
•	“Same store” revenue growth of 18.6%
•	Net income up 89% to $6.9 million in the quarter; net income per diluted share up 58% to $0.19
•	Cash earnings up 60% to $13.5 million in the quarter; cash earnings per diluted share up 32% to $0.37

NEW YORK, NY – National Financial Partners Corp. (NYSE: NFP) today reported a 39% increase in revenues to $135.2 million for the first quarter of 2004. Net income increased to $6.9 million, or $0.19 per diluted share, in the first quarter of 2004, from $3.6 million, or $0.12 per share, in the first quarter of 2003. Cash earnings increased 60% to $13.5 million, from $8.4 million in the prior year period. Cash earnings per diluted share (“Cash EPS”) was $0.37, up 32% from $0.28 in the first quarter of 2003. The Company defines cash earnings as net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. A full reconciliation of net income to cash earnings is provided in the attached tables.

“We are pleased with our first quarter 2004 results, particularly the breadth of firms that are performing at or above operating targets,” said Jessica Bibliowicz, Chairman and Chief Executive Officer. “Same store revenue growth continues to outpace our long-term expectations of high single-digits, though the 18.6% growth rate in the first quarter did benefit from a favorable comparison to the year-ago period where same store revenue was down 3.6%. Our overall financial results reflect the strength of our firms and the overall market environment for life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services.”

Ms. Bibliowicz added, “We continue to have a positive outlook for the year, based largely on the combination of our strong same store revenue growth, nine new acquisitions from January 1st through May 4th with aggregate base earnings of $11.6 million, and a healthy pipeline for future deals. Given our acquisition progress to-date and the strength of our current pipeline, our goal is to achieve the top end of our budget of $13 to $15 million of acquired base earnings for the full year.”

Revenue increased 39% to $135.2 million in the first quarter of 2004, driven by “same store” growth of existing firms, increased revenue from NFP Insurance Services, Inc. (NFPISI) and NFP Securities, Inc. (NFPSI), and revenue from newly acquired firms. Revenue from NFPISI and NFPSI totaled $25.3 million in aggregate, an increase of 38% from the year-ago period driven by the same trends affecting NFP’s overall revenue, including strength in the Company’s life insurance and wealth transfer business in particular and improved conditions in the equity market. Finally, revenue from newly acquired firms, which represent firms not included in the same store revenue calculation, totaled $17.2 million during the first quarter of 2004.

Net income was $6.9 million, or $0.19 per diluted share, up from $3.6 million, or $0.12 per diluted share in the year-ago period. Cash earnings were $13.5 million, up 60% from $8.4 million in the first quarter of 2003. Cash EPS was $0.37, up 32% from $0.28 in the first quarter of 2003. Growth in net income and cash earnings was driven primarily by strong “same store” revenue growth, acquisitions, margin expansion and a lower estimated effective tax rate, partially offset by higher corporate expenses.

Net income per share and Cash EPS grew at a slightly slower rate than net income and cash earnings due to a 21% increase in diluted shares outstanding, from 29.9 million shares in the first quarter of 2003 to 36.3 million shares in the current year period. The increase in diluted shares resulted primarily from the Company’s September 2003 initial public offering of its common stock, acquisition-related share issuances, and increased dilution from stock options driven by a higher average stock price in the first quarter of 2004 versus the year-ago period.

Gross margin as a percentage of revenues for the three months ended March 31, 2004 was 19.8%, up from 19.4% in the comparable 2003 period, driven by faster growth in revenues relative to operating expenses at the producing firm level. Operating expenses as a percentage of revenues decreased from 36.6% in the first quarter of 2003 to 32.7% in the first quarter of 2004 as revenue growth of 39% significantly outpaced expense growth of 25%.

Partially offsetting this positive result was a higher level of management fees as a percentage of revenues, which increased from 14.5% in the first quarter of 2003 to 17.2% in the first quarter of 2004. The increase in management fees as a percentage of revenues was driven by a broad improvement in the earnings performance of NFP’s owned firms relative to operating targets as well as an $0.8 million accrual of management fees for anticipated payments related to ongoing incentive programs. These programs reward principals of acquired firms for achieving certain rates of earnings growth measured in successive three-year periods after their initial three-year incentive and contingent consideration period.

Gross margin before management fees as a percentage of revenues, which the Company believes better reflects the operating margin at the producing firm level, was 37.0% for the first quarter 2004, up from 33.9% in the year-ago period. Generally, this ratio is lower in the first quarter and higher in the fourth quarter, reflecting the seasonality of the Company’s revenues.

General and administrative expenses (“G&A”) increased from $5.6 million in the first quarter of 2003 to $7.4 million in the current year period. The increase in G&A was driven by certain costs associated with operating as a public company, including directors and officers liability insurance and investor relations and shareholder services. Additionally, the first quarter of 2004 includes the reversal of $0.4 million of previously accrued acquisition bonus payments, partially offset by $0.3 million in one-time costs related to the Company’s recently completed secondary offering.

Depreciation expense in the first quarter was $2.0 million, up from $0.9 million in the prior year period. Approximately $0.7 million of the depreciation in the first quarter of 2004 resulted from the completion of a comprehensive review of depreciable assets across all of NFP’s owned firms and is not expected to recur in future periods. The remainder of the increase in depreciation resulted primarily from an increase in the number of owned firms. As the Company continues to acquire firms, the Company’s depreciable assets increase correspondingly.

The 2004 estimated annual effective tax rate is 45%, down from the 48% estimated effective rate utilized in the first quarter of 2003. The reduction reflects the Company’s expectation that non deductible expenses, such as impairment losses, will be lower relative to the level of taxable income in 2004 versus 2003.

Acquisitions

First Quarter 2004: During the first quarter of 2004, the Company acquired seven firms with aggregate base earnings of $10.2 million. These seven firms, in aggregate, generated revenues of approximately $50 million for 2003, the most recent full year prior to acquisition, and contributed approximately $12.5 million to NFP’s first quarter 2004 revenues. The Company agreed to pay the aggregate acquisition consideration in a combination of $34.1 million in cash and the issuance of approximately 819,000 shares of common stock.

April 1, 2004 through May 4, 2004: The Company acquired two firms with aggregate base earnings of $1.4 million. These firms, in aggregate, generated revenues of approximately $3.5 million in 2003, the most recent full year prior to acquisition. The Company agreed to pay the aggregate acquisition consideration in a combination of $5.2 million in cash and the issuance of approximately 64,000 shares of common stock.

Recent Inquiry Relating to Placement Service Agreements

A subsidiary of one of NFP’s owned firms received a subpoena from the Office of the Attorney General of the State of New York seeking information regarding certain compensation agreements with insurance companies, often referred to as placement service agreements. Although the inquiry has been limited to NFP’s property and casualty brokerage operations licensed in New York, the ultimate scope and outcome of the inquiry cannot be determined at this time. In aggregate, property and casualty brokerage accounted for less than 5% of NFP’s 2003 revenues. The Company is cooperating fully with the Attorney General’s request.

Earnings Conference Call

The Company will conduct its first quarter 2004 earnings conference call and audio webcast on Wednesday, May 5, 2004, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and Internet. To access the call, dial (617) 786-2903 (when prompted, callers should enter the access code 40056304). To listen to the conference call over the Internet, visit www.nfp.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site approximately ten minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and Internet for a period of approximately 90 days. To listen to a replay of the conference call via telephone, dial (617) 801-6888. The access code for the replay is 65334281. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Quarterly Financial Supplement

A copy of the Company’s quarterly financial supplement, which provides additional financial data, is available on the Investor Relations section of NFP’s Web site at www.nfp.com.

Reconciliation of Non-GAAP Measures

The Company analyzes its performance using non-GAAP measures called cash earnings and cash earnings per diluted share. Cash earnings is defined as net income, excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. Cash earnings per diluted share is calculated by dividing cash earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. The Company also uses non-GAAP measures called gross margin before management fees and gross margin before management fees as a percentage of revenues. The Company believes these non-GAAP measures provide additional information that could be meaningful in evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively. Gross margin before management fees and gross margin before management fees as a percentage of revenues should not be viewed as substitutes for GAAP gross margin and GAAP gross margin as a percentage of revenues, respectively. A full reconciliation of net income to cash earnings and gross margin to gross margin before management fees is provided in the attached tables as well as the Company’s quarterly financial supplement, which is available on the Investor Relations section of NFP’s Web site at www.nfp.com.

About National Financial Partners Corp.

Founded in 1998, NFP is a leading independent distributor of financial services products to high net worth individuals and growing entrepreneurial companies. NFP is headquartered in New York and operates a national distribution network with over 1,300 producers in 40 states and Puerto Rico consisting of over 135 owned firms and over 175 affiliated third-party distributors.

Forward-Looking Statements

This press release of National Financial Partners Corp. (“NFP”) contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. NFP cautions readers that statements relating to its operations are based on management’s current expectations, estimates and projections. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “believe(s),” “seek(s),” “estimate(s)” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond NFP’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. For more details on factors that could affect expectations, please see NFP’s filings with the Securities and Exchange Commission, including its most recent registration statement on Form S-1. Unless legally required, NFP undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:

Investor Relations:	Media Relations:
John Nadel	Elliot Holtz
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4084	212-301-4060

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited (Dollars and shares outstanding in thousands)

	For the Three Months Ended
	March 31, 2004	March 31, 2003
Revenue:
Commissions and fees	$135,225	$96,992
Cost of Services:
Commissions and fees	41,049	28,646
Operating expenses	44,198	35,465
Management fees	23,233	14,078

Total cost of services	108,480	78,189

Gross margin	26,745	18,803

Corporate and other expenses:
General and administrative	7,390	5,639
Option compensation	190	932
Amortization of intangibles	4,626	3,905
Depreciation	1,980	908

Total corporate and other expenses	14,186	11,384

Income from operations	12,559	7,419
Net interest and other	(85)	(446)

Income before income taxes	12,474	6,973
Income tax expense	5,613	3,347

Net income	$6,861	$3,626

Earnings per share:
Basic	$0.21	$0.13

Diluted	$0.19	$0.12

Weighted average shares outstanding:
Basic	33,132	27,400

Diluted	36,251	29,851

CALCULATION OF GROSS MARGIN

Unaudited (Dollars in thousands)

	For the Three Months Ended
	March 31, 2004	March 31, 2003
Total revenue	$135,225	$96,992
Cost of services (excludes management fees):
Commissions and fees	41,049	28,646
Operating expenses	44,198	35,465

Gross margin before management fees	49,978	32,881
Management fees	23,233	14,078

Gross margin	$26,745	$18,803

Gross margin as percentage of total revenue	19.8%	19.4%
Gross margin before management fees as percentage of total revenue	37.0%	33.9%
Management fees, as a percentage of gross margin before management fees	46.5%	42.8%

RECONCILIATION OF NET INCOME TO CASH EARNINGS Unaudited (Dollars in thousands, except per share data)
	For the Three Months Ended
	March 31, 2004	March 31, 2003
GAAP Net Income	$6,861	$3,626
Amortization of intangibles	4,626	3,905
Depreciation	1,980	908

Cash Earnings	$13,467	$8,439

GAAP Net Income per share—diluted	$0.19	$0.12
Amortization of intangibles	0.13	0.13
Depreciation	0.05	0.03

Cash Earnings per share—diluted	$0.37	$0.28

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands)

	At
	March 31, 2004 (unaudited)	December 31, 2003 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$48,126	$71,244
Securities purchased under resale agreements in premium trust accounts	52,927	41,317
Current receivables	48,374	50,137
Other current assets	13,785	14,172

Total current assets	163,212	176,870
Intangibles, net	264,676	232,665
Goodwill, net	243,112	218,002
Deferred tax assets	20,969	21,802
Other non-current assets	23,453	22,216

Total assets	$715,422	$671,555

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$51,590	$39,597
Bank loan	13,000	—
Other current liabilities	53,146	76,443

Total current liabilities	117,736	116,040
Deferred tax liabilities	90,185	81,278
Other non-current liabilities	8,600	8,965

Total liabilities	216,521	206,283

STOCKHOLDERS’ EQUITY
Common stock	3,439	3,313
Additional paid-in capital	507,788	476,633
Retained earnings	7,580	4,159
Treasury stock	(19,906)	(18,833)

Total stockholders’ equity	498,901	465,272

Total liabilities and stockholders’ equity	$715,422	$671,555